Exhibit 10.7

English Translation

REAL ESTATE TRANSFER AGREEMENT

Transferor: Fujian Aidu Garment Manufacturing Co., Ltd. (“AIDU”)

Transferee: ZUOAN Dress Co., Ltd., Shishi (“ZUOAN”)

This Agreement is made by and between AIDU and ZUOAN for transfer of real estate upon principles of equality, voluntariness and legality in accordance with the Law of the People’s Republic of China on Urban Real Estate Administration.

I.                                         The Property

1.                                       AIDU has acquired, in the form of allotment, the property located at Dingkekeng, Yushan, Jinjing Town, Jinjiang of Fujian Province (Fujian Aidu Garment Manufacturing Co., Ltd.), Land-use Right Certificate [JG]Zi No. 2004-00482, covering an area of 5,800sqm, 1st Certificate of Title JFQZ[JJ]Zi No.04-200066 for a building area of 5,813.70sqm and 2nd Certificate of Title JFQZ[JJ]Zi No.04-200067 for a building area of 6,943.09sqm, with the total leased area amounting to 12,756.79sqm; 3rd and 4th Certificates of Title JFQZ[JJ]Zi                  (application pending), Land-use Right Certificate [JG]Zi No. 2006-01235, for a building area of 7,135.71sqm. The proposed transfer covers a total area of 19,892.05 sqm for industrial uses; (property to be transferred: production building, warehousing building, two apartment buildings for employees, auxiliary facilities and green space).

The location and four corners of the land to be transferred are indicated in the enclosed map which has already been mutually confirmed.

Origin of Property Ownership: Private Construction

Origin of Land-use Right: Allotment

2.                                       AIDU shall obtain an extension of the land-use right until the year 2055 and the relevant Certificate of Title before December 31, 2007.

II.                                     Consideration: Forty two million eight hundred and eighty six thousand eight hundred and sixty five yuan and twenty eight cents (RMB 42,886,865.28)

III.                                 This Agreement shall come into effect after due execution by the authorized representatives of the parties hereto.

IV.                                 Terms of Payment and Delivery of Property

1.                                       ZUOAN shall make payment to AIDU after execution of this Agreement as follows:

A.                                   RMB 7,000,000, before June 30, 2006, as an advance for purchase of the property; upon payment thereof, the property and appurtenances specified herein shall be transferred to ZUOAN;

B.                                     RMB 7,000,000, before December 31, 2006;

C.                                     RMB 7,000,000, before June 30, 2007;

D.                                    RMB 7,000,000, before December 31, 2007;

E.                                      RMB 7,000,000, before June 30, 2008; and

F.                                      RMB 7,886,865.28, before December 31, 2008;

2.                                       After ZUOAN has paid the installment of RMB 7,000,000 for December 2007, as scheduled (with the amount already paid to AIDU totaling RMB 28,000,000), AIDU shall obtain the aforesaid Certificate of Title prior to the next succeeding payment deadline, i.e. June 30, 2008, and shall transfer its title to the property sold to ZUOAN while assisting ZUOAN in obtaining a new Certificate of Title from the local property registration authority; otherwise, ZUOAN may suspend payment of the remaining amount unless and until the transfer of title has been completed and the new Certificate of Title is issued to ZUOAN.

V.                                     The parties hereto shall observe the real estate policies, laws and regulations of the People’s Republic of China, and AIDU is responsible for payment of any applicable taxes or fees.

VI.                                 This Agreement is made in three counterparts, AIDU and ZUOAN each holding one copy and the third copy to be lodged with the applicable real estate authority.

VII.                             The parties hereto shall perform their obligations hereunder. In case of failure of performance for reason, any dispute shall be settled through mutual consultation. If no settlement can be reached, the issue shall be submitted to the People’s Court of Jinjiang. A supplementary agreement may be entered into separately for any matter that is not addressed herein, and such supplementary agreement, once signed by the parties hereto, shall be equally binding. (Note: This Agreement shall supersede the Real Estate Lease dated December 20, 2004.)

On behalf of Fujian Aidu Garment Manufacturing Co., Ltd.		On behalf of ZUOAN Clothing Co., Ltd.

Authorized representative:	Hong Chaojie	Authorized representative:	James Jinshan Hong
	/s/ Hong Chaojie		/s/ James Jinshan Hong

Date: June 25, 2006